EXHIBIT 5.1

                             [Letterhead of FINOVA]


                                 March 16, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re: The FINOVA Group Inc. and FINOVA Capital Corporation - Registration Statement on Form S-3

Dear Ladies and Gentlemen:

         In my capacity as Vice President-Associate General Counsel of The FINOVA Group Inc., a Delaware corporation ("FINOVA Group"), and as Vice President-Assistant General Counsel of FINOVA Capital Corporation, a Delaware corporation and a wholly owned subsidiary of FINOVA Group ("FINOVA Capital"), I have formed the following opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of FINOVA Group and FINOVA Capital, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "Securities Act"), for registration of the sale by FINOVA Group and FINOVA Capital from time to time of up to $3,000,000,000 maximum aggregate initial offering price of (i) debt securities of FINOVA Group and FINOVA Capital (together, the "Debt Securities"), (ii) shares of common stock, par value $.01 per share, of FINOVA Group and of common stock, par value $1.00 per share, of FINOVA Capital (together, the "Common Stock"), (iii) shares of preferred stock of FINOVA Group and of preferred stock of FINOVA Capital (together, the "Preferred Stock"), (iv) depositary shares of FINOVA Group and FINOVA Capital (together, the "Depositary Shares") and (v) warrants of FINOVA Group and FINOVA Capital to purchase Debt Securities, Preferred Stock or Common Stock (together, the "Warrants"). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants are herein collectively referred to as the "Securities." I understand that the Registration Statement provides that the Debt Securities and Preferred Stock may be convertible into Common Stock, Preferred Stock or other securities or rights. Unless otherwise defined herein, the definition of the terms used in this opinion shall be the same as those in the Registration Statement to which this opinion has been attached as an exhibit.

         I have examined such corporate records and other documents and have made such examinations of law as I have deemed relevant. Based on the above, and subject to the assumptions, exceptions, qualifications and limitations contained herein, it is my opinion that:

         (i) When FINOVA Group and/or FINOVA Capital and a Trustee execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly authorized and established in accordance with such Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the applicable issuer, except as such binding nature may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity and commercial reasonableness.

         (ii) FINOVA Group has the authority, pursuant to its charter, to issue up to 100,000,000 shares of Common Stock. FINOVA Capital has the authority, pursuant to its charter, to issue up to 100,000 shares of Common Stock. Upon adoption by the Board of Directors of the applicable issuer of
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shares of Common  Stock of a  resolution  in form and  content  as  required  by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable
Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         (iii) FINOVA Group has the authority, pursuant to its charter, to issue up to 5,000,000 shares of Preferred Stock. FINOVA Capital has the authority, pursuant to its charter, to issue up to 5,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the issuer's charter and applicable law, and upon adoption by the Board of Directors of the applicable issuer of such Preferred Stock of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

         (iv) When the Depositary Shares, as evidenced by the Depositary Receipts, shall have been issued and sold as described in the Registration Statement and in a manner contemplated in the Registration Statement and/or the applicable Prospectus Supplement relating to any Depositary Shares, such Depositary Shares will constitute the valid and binding obligations of the issuer of such Depositary Shares.

         (v) When the Warrants shall have been issued and sold as described in the Registration Statement and in a manner contemplated in the Registration Statement and/or the applicable Prospectus Supplement relating to any Warrants, such Warrants will constitute the valid and binding obligations of the issuer of such Warrants.

         The foregoing opinion relates only to matters of the laws of the State of Arizona and the General Corporation Law of the State of Delaware, in either case without reference to conflict of laws, and to the Federal laws of the United States. I do not express any opinions on laws of any other jurisdiction or otherwise than as expressly set forth above.

         I hereby consent to the use of the foregoing opinion as an exhibit to the Registration Statement and to the use of my name and title in such
Registration  Statement  and  related  Prospectus,   under  the  heading  "Legal
Matters."

                                      Very truly yours,


                                      /s/ Richard Lieberman
                                      Richard Lieberman
                                      Vice President-Associate General Counsel
                                      of The FINOVA Group Inc.
                                      Vice President-Assistant General Counsel
                                      of FINOVA Capital Corporation